                                                                 EXHIBIT 99.A.10

                        [KLLM TRANSPORT SERVICES LOGO]

                     Presentation to the Board of Directors

                                  May 25, 2000



  The information contained in this information package should be considered confidential and should not be used for any purposes other than the Board of
                 Directors' consideration of this transaction.

                         Morgan Keegan & Company, Inc.
                               Investment Banking
                             50 North Front Street
                                   19th Floor
                               Memphis, TN  38103
                                 (901) 524-4100

Table of Contents                                                    [KLLM logo]
--------------------------------------------------------------------------------
          Methodology....................................................  Tab A

          Transaction Overview...........................................  Tab B

          Company Overview...............................................  Tab C

          Financial Review...............................................  Tab D

              1.  Historical Financial Performance

              2.  Projected Financial Performance

          Valuation Methods..............................................  Tab E

              1.   Comparable Company Analysis

              2.   Mergers and Acquisition Analysis

              3.   Discounted Cash Flow Analysis

              4.   Premium Analysis

          Summary Valuation..............................................  Tab F

          Appendices.....................................................  Tab G

              1.   Comparable Company Analysis - Detailed Schedules

              2.   Mergers and Acquisition Analysis - Detailed Schedules

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.

Methodology                                                          [KLLM logo]
--------------------------------------------------------------------------------

In conducting our analysis, Morgan Keegan:

 . Participated in discussions with various members of management and representatives of KLLM Transport Services, Inc. ("KLLM" or the "Company") concerning KLLM's historical and current operations, financial condition and prospects and strategic objectives.

 . Reviewed historical financial and operating data that was furnished to us by KLLM relating to its business.

 . Reviewed internal financial analyses, financial and operating forecasts, reports and other information prepared by officers and representatives of KLLM. Projected financial information presented in this report was provided by management of the Company and is represented as management's opinion of the Company's performance.

 . Reviewed certain publicly available information with respect to certain other companies in lines of business that we believe to be generally comparable to those of the Company, including the trading markets for such other companies' securities.

 . Reviewed certain publicly available information concerning the financial terms of certain other transactions that we deemed relevant to our inquiry.

 .  Analyzed the value of projected cash flows of the Company.

 . Reviewed the financial terms of the draft Plan and Agreement of Merger among High Road Acquisition Corp., High Road Acquisition Subsidiary Corp. and KLLM Transport Services, Inc.

 . Undertook such other studies, analyses and investigations, and considered such other information, as we deemed relevant.


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 1

Transaction Overview                                                 [KLLM logo]
--------------------------------------------------------------------------------

In August 1999, the Company engaged Morgan Keegan & Company to act as its financial advisor to consider strategic alternatives, including a potential sale of the Company, with a view to enhance stockholder value. The Board authorized Morgan Keegan to solicit potential bids to acquire the Company and prepare a memorandum containing certain confidential information about the company. On behalf of the Company, Morgan Keegan contacted 20 to 25 potential bidders, including Prime, Inc. and its principal, Mr. Robert Low. Of the 20 to 25 parties contacted, nine entered into confidentiality agreements with the Company and were furnished copies of the memorandum. None of the nine companies submitted an offer to buy the Company. Mr. Low declined to execute a confidentiality agreement at that time and did not receive a copy of the memorandum. Morgan Keegan attempted several times thereafter to get Mr. Low to begin negotiations regarding acquiring the Company.

In a series of open market purchases between September 1999 and December 1999, Robert Low or his affiliates acquired beneficial ownership of 289,600 shares of the Company's common stock, representing approximately 7.1% of the Company's outstanding common stock. On February 10, 2000, Mr. Low purchased an additional 250,000 shares from an institutional investor in an open market transaction facilitated by a third party broker dealer, bringing Mr. Low's total stock ownership to 539,600 shares, representing approximately 13.2% of the Company's outstanding shares of common stock. On February 14, 2000, Mr. Low met with Jack Liles, Chairman of the Board, President, and Chief Executive Officer of the Company, to discuss, in general terms, the possible acquisition of the Company by Mr. Low. At the meeting, Mr. Liles indicated that he would not sell the Company for less than book value, or approximately $12 per share, a 100% premium over the then current trading price of the Company's stock. On March 16, 2000, Mr. Low indicated in a Schedule 13D filing that he was interested in acquiring the company for $7.60 per share, representing a 25% premium over the then current trading price of the Company's stock.

At a board meeting on March 20, 2000, Mr. Liles indicated his interest in making a competing bid for the Company. On March 23, 2000, the Company's board of directors considered the price per share indicated in Mr. Low's offer and concluded that the price was inadequate in light of Mr. Liles' intent to present a competing offer to purchase the Company. On the same day, the Company's board established a special committee to review future offers presented to the Company. On April 12, 2000, Mr. Low commenced an all cash tender offer for the Company's stock at $7.75 a share. On April 19, 2000, Mr. Liles submitted a bid of $8.25 per share. The Special Committee established a deadline of May 5, 2000 for both Mr. Liles and Mr. Low to submit a proposed definitive merger agreement setting forth their highest and best price they were willing to pay along with any conditions to their offer. On May 5, 2000, both Mr. Liles and Mr. Low submitted proposed merger agreements providing for a purchase price of $8.25 per share. Between May 5, 2000 and May 8, 2000 the Special Committee received a series of bids and counter-bids from Mr. Low and Mr. Liles. On May 8, 2000, the Special Committee accepted an offer of $9.25 per share from Mr. Low after Mr. Liles stopped his bidding at $9.00 per share. On May 15, 2000, Mr. Low sent a letter to Morgan Keegan lowering his bid to $8.75 per share. As a result, another round of negotiations commenced with Mr. Low and Mr. Liles. On May 18, 2000 Mr. Liles submitted an unconditional offer of $8.80 per share; however, he rescinded this offer the following day. As a result, Mr. Low lowered his offer to $7.75 per share. After further negotiations, Mr. Low increased his offer to $7.80. Finally, Mr. Liles presented an unconditional offer at $8.05, which was accepted by the Board and set forth in a definitive merger agreement.


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 2

Transaction Overview                                                 [KLLM logo]
--------------------------------------------------------------------------------

At $8.05 per share, the transaction represents an enterprise value of $80.0 million calculated as follows:

         Value of Equity:    4,101,468 x $8.05 =   $33.0 million

         Net Debt as of March 31, 2000:            $47.0 million


This equates to enterprise value multiples of:

         .33x revenues for the last twelve months ended March 31, 2000

         4.0x earnings before interest, depreciation and taxes ("EBITDA") for the last twelve months ended March 31, 2000

         60.7x earnings before interest and taxes ("EBIT") for the last twelve months ended March 31, 2000


This equates to equity value multiples of:

         Non-meaningful multiple of net income for last twelve months due to net loss

         .66x book value as of March 31, 2000


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 3

Company Overview                                                     [KLLM Logo]
--------------------------------------------------------------------------------

 . The Company is a truckload carrier that specializes in temperature-controlled transportation services for major shippers in the food industry. In addition, the Company operates Vernon Sawyer, a dry van division that represented less than 20% of consolidated sales for the year ended December 31, 1999.

 . The Company operates nationwide from its strategically located headquarters in Richland, Mississippi and terminals in Atlanta, Georgia; Bastrop, Louisiana; Fontana, California; Portage, Indiana; and Carlisle, Pennsylvania.

 . The Company has established carrier relationships with Fresh Express, Pillsbury, Proctor & Gamble, Kraft, Kroger Company, and other major customers.

 .  As of December 31, 1999, the Company operated 1,682 tractors, including 1,422
   Company-operated tractors and 260 owner-operated tractors, and 2,741 trailers.


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 4

Valuation methods                                                   [KLLM logo]
--------------------------------------------------------------------------------

                             Financial Highlights

Revenues Fiscal 1995-2001P
($ in thousands)

(graphic appears here)

EBIT and Operating Ratio Fiscal 1995 - 2001P
($ in thousands)

(graphic appears here)

Shares and EPS Fiscal 1995 - 2001P
(Shares in thousands)

(graphic appears here)

EBITDA adn EBITDA Margin Fiscal 1995 - 2001P
($ in thousands)

(graphic appears here)



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 5

Valuation Methods                                                   [KLLM logo]
--------------------------------------------------------------------------------

KLLM Transport Services, Inc.
Balance Sheet as of March 31, 2000
(Dollars in Thousands)

Current Assets                                                          Liabilities and Stockholder's Equity

  Cash                                               $   1,618          Current Liabilities
  Receivables, net                                      23,677            Notes payable to banks                        $  2,569
  Inventories - at cost                                    715            Accounts payable and accrued expenses           17,722
  Prepaid expenses and other                             5,611            Accrued claims expense                          11,733
  Deferred income taxes                                  5,101                                                          ---------
                                                     ----------
    Total current assets                                36,722              Total current liabilities                     32,024

Property and Equipment                                 155,028          Deferred income taxes payable                     13,283
  Less accumulated depreciation and amortization       (50,464)         Long term debt                                    46,000
                                                     ----------         Total stockholders' equity                        49,979
  Property and equipment, net                           104,564
    Total assets                                     $ 141,286              Total liabilities and stockholder' equity   $141,286
                                                     ==========                                                         =========

Balance Sheet Highlights
------------------------

 . Net debt (interest-bearing debt less cash) as of March 31, 2000 was $46,951 . At March 31, 2000, there were 4,101,468 shares of common stock outstanding . Net book value per share: $12.19


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 6

Valuation Methods                                                   [KLLM logo]
--------------------------------------------------------------------------------

KLLM Transport Services, Inc.
Historical Income Statements
For Year Ended December 31
(Dollar in thousands except per share data)

                                                                 -----------------      ------------------      ------------------
                                                                       1995                    1996                     1997
                                                                 -----------------      ------------------      ------------------
Revenue from trucking operations                                 $239,685   100.0%      $246,222    100.0%      $240,766    100.0%

Operating Expenses
   Salaries, Wages and benefits                                    69,706    29.1         71,318     29.0         75,748     31.5
   Operating supplies and expenses                                 66,414    27.7         69,859     28.4         62,828     26.1
   Insurance claims, taxes and licenses                            11,773     4.9         14,227      5.8         17,751      7.4
   Depreciation and amortization                                   23,017     9.6         21,872      8.9         21,432      8.9
   Purchased transportation and equipment rent                     53,370    22.3         54,272     22.0         51,692     21.5
   Other                                                           10,481     4.4          9,629      3.9         10,986      4.6
   (Gain) loss on sale of revenue equipment                        (1,589)   (0.7)        (1,657)    (0.7)           185      0.1
                                                                 -----------------      ------------------      ------------------
        Total operating expenses                                  233,172    97.3        239,520     97.3        240.622     99.9
                                                                 -----------------      ------------------      ------------------
Operating income (loss) from continued operations                  6,513     2.7          6,702      2.7            144      0.1
Non-Recurring Items and discontinued operations
   Operating revenues from discontinued operations                                         10,466      4.3          3,319      1.4
   Discontinued operations expenses                                                      (10,818)    (4.4)        (4,228)    (1.8)
   Impairment of long lived assets                                                                              (15,754)    (6.5)
   Restructuring charge                                                                                           (1,906)    (0.8)
                                                                 -----------------      ------------------      ------------------
        Subtotal                                                        0     0.0           (352)    (0.1)       (18,569)    (7.7)
                                                                 -----------------      ------------------      ------------------
Operating income (loss) after non-recurring items                   6,513     2.7          6,350                 (18,425)    (7.7)

Other (income) expenses
   Gain on sale of property
   Interest and other income                                           32     0.0             59      0.0             68      0.0
   Interest and other expense                                      (5,554)   (2.3)        (4,783)    (2.0)        (4,363)    (1.8)
                                                                 -----------------      ------------------      ------------------
        Subtotal                                                   (5,522)   (2.3)        (4,724)    (1.9)        (4,295)    (1.8)
                                                                 -----------------      ------------------      ------------------
Earnings (loss) from operations before taxes                          991     0.4          1,626      0.7        (22,720)    (9.4)
   Income tax expense (benefit)                                       473     0.2            721      0.3         (8,000)    (3.3)
                                                                 -----------------      ------------------      ------------------
Net Income (loss) from continuing operation before taxes         $    518     0.2       $    905      0.4 %     $(14,720)    (6.1)
                                                                 -----------------      ------------------      ------------------
   After tax loss from non-recurring items                       $ (1,065)   (0.4)      $   (139)    (0.1)

Net earnings (loss)                                              $   (547)   (0.2)      $    766      0.3 %     $(14,720)    (6.1)
                                                                 =================      ==================      ==================
Diluted Earrings per Share                                       $  (0.12)              $   0.18                $  (3.38)
Diluted Shares Outstanding                                          4,479                  4,372                   4,358
-----------------------------------------------------------------------------------------------------------------------------------
Operating Income                                                 $  6,513     2.7 %     $  6,702      2.7 %     $    144      0.1 %
Depreciation and Amortization                                      22,055     9.2         22,055      9.0         21,432      8.9
                                                                 -----------------      ------------------      ------------------
EBITDA                                                           $ 28,568    11.9 %     $ 28,757     11.7 %     $ 21,576      9.0 %
------------------------------------------------------------------------------------------------------------------------------------

                                                                 -----------------      ------------------      ------------------
                                                                        1998                   1999                  LTM 3/DD
                                                                 -----------------      ------------------      ------------------
Revenue from trucking operations                                 $228,988   100.0 %     $234,595    100.0 %     $ 236,857   100.0 %
Operating Expenses
   Salaries, Wages and benefits                                    73,143    31.9         83,655     35.7       $  85,146    35.9
   Operating supplies and expenses                                 56,938    24.9         58,392     24.9          61,165    25.8
   Insurance claims, taxes and licenses                            13,729     6.0         10,585      4.5          10,187     4.3
   Depreciation and amortization                                   18,270     8.0         18,303      7.8          18,821     7.9
   Purchased transportation and equipment rent                     50,840    22.2         51,424     21.9          50,698    21.4
   Other                                                           11,657     5.1         10,797      4.6          10,567     4.5
   (Gain) loss on sale of revenue equipment                        (1,231)   (0.5)        (1,031)    (0.4)      $  (1,044)   (0.4)
                                                                 -----------------      ------------------      ------------------
        Total operating expenses                                  223,346    97.5        232,125     98.9         235,540    99.4
                                                                 -----------------      ------------------      ------------------
Operating income (loss) from continued operations                  5,642     2.5          2,470      1.1           1,317     0.6
Non-Recurring Items and discontinued operations
   Operating revenues from discontinued operations
   Discontinued operations expenses
   Impairment of long lived assets
   Restructuring charge
                                                                 -----------------      ------------------      ------------------
        Subtotal                                                        0     0.0              0      0.0               0     0.0
                                                                 -----------------      ------------------      ------------------
Operating income (loss) after non-recurring items                   5,642     2.5          2,470      1.1           1,317     0.6

Other (income) expenses
   Gain on sale of property                                           858     0.4
   Interest and other income                                           87     0.0             58      0.0             101     0.0
   Interest and other expense                                      (3,551)   (1.6)        (3,403)    (1.5)         (3,543)   (1.5)
                                                                 -----------------      ------------------      ------------------
        Subtotal                                                   (2,606)   (1.1)        (3,345)    (1.4)         (3,442)   (1.5)
                                                                 -----------------      ------------------      ------------------
Earnings (loss) from operations before taxes                        3,036     1.3           (875)    (0.4)         (2,125)   (0.9)
   Income tax expense (benefit)                                     1,200     0.5           (330)    (0.1)           (805)   (0.3)
                                                                ------------------      ------------------      ------------------
Net Income (loss) from continuing operation before taxes            1,836     0.8 %     $   (545)    (0.2) %    $  (1,320)   (0.6)
                                                                ------------------      ------------------      ------------------
   After tax loss from non-recurring items                                              $   (247)    (0.1) %         (247)   (0.1)

Net earnings (loss)                                              $  1,836     0.8 %     $   (792)    (0.3)      $  (1,567)   (0.7)

Diluted Earrings per Share                                       $   0.42               $  (0.19)               $   (0.38)
Diluted Shares Outstanding                                          4,341                  4,117                    4,101
-----------------------------------------------------------------------------------------------------------------------------------
Operating Income                                                 $  5,642     2.5 %     $  2,470      1.1 %     $   1,317     0.6 %
Depreciation and Amortization                                      18,270     8.0         18,303      7.8          18,821     7.9
                                                                ------------------      ------------------      ------------------
EBITDA                                                           $ 23,912    10.4 %     $ 20,773      8.9 %     $  20,138     8.5 %
-----------------------------------------------------------------------------------------------------------------------------------
* Impairment of long lived assets has been reclassified from an operating expense to a non-recurring item.

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 7

Valuation Methods                                                      KLLM logo
--------------------------------------------------------------------------------

KLLM Transport Services, Inc
Historical Income Statements
(Dollars in thousands except per share data)

                                                                Quarter Ended         Quarter Ended
                                                              ------------------    ------------------
                                                                  03/31/2000            04/02/1999
                                                              ------------------    ------------------
Revenue from trucking operations                              $ 57,593   100.0 %    $ 55,331   100.0 %

Operating Expenses
   Salaries, Wages and Benefits                                 20,833    36.2        19,342    35.0
   Operating supplies and expenses                              15,919    27.6        13,146    23.8
   Insurance claims, taxes and licenses                          2,745     4.8         3,143     5.7
   Depreciation and amortization                                 4,885     8.5         4,367     7.9
   Purchased transportation and equipment rent                  11,625    20.2        12,351    22.3
   Other                                                         2,449     4.3         2,679     4.8
   (Gain) loss on sale of revenue equipment                       (130)   (0.2)         (117)   (0.2)
                                                              ------------------    ------------------
        Total operating expenses                                58,326   101.3        54,911    99.2
                                                              ------------------    ------------------
Operating income (loss) from continued operations                  (733)   (1.3)          420     0.8
Other (income) expenses
   Interest and other income                                        51                     8
   Interest and other expense                                     (943)   (1.6)         (803)   (1.5)
                                                              ------------------    ------------------
        Subtotal                                                  (892)   (1.5)         (795)   (1.4)
                                                              ------------------    ------------------
Earnings (loss) from operations before taxes                    (1,625)   (2.8)         (375)   (0.7)
   Income tax expense (benefit)                                   (625)   (1.1)         (150)   (0.3)
Net Income (loss) from continuing operations before taxes     $ (1,000)   (1.7)      $  (225)   (0.4)
                                                              ------------------     -----------------
Net earnings (loss)                                           $ (1,000)   (1.7)      $  (225)   (0.4)
                                                              ==================     =================
Diluted Earnings per Share                                     $  (0.24)              $ (0.05)
Diluted Shares Outstanding                                       4,101                 4,373
-------------------------------------------------------------------------------------------------------
Operating Income                                              $   (733)   (1.3) %    $   420     0.8 %
Depreciation and Amortization                                    4,885     8.5         4,367     7.9
                                                              -----------------      ----------------
EBITDA                                                        $  4,152     7.2  %    $ 4,787     8.7 %
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 8

Table of Contents                                                    [KLLM logo]
--------------------------------------------------------------------------------
Methodology....................................................  Tab A

Transaction Overview...........................................  Tab B

Company Overview...............................................  Tab C

Financial Review...............................................  Tab D

   1.  Historical Financial Performance

   2.  Projected Financial Performance

Valuation Methods..............................................  Tab E

   1.  Comparable Company Analysis

   2.  Mergers and Acquisition Analysis

   3.  Discounted Cash Flow Analysis

   4.  Premium Analysis

Summary Valuation..............................................  Tab F

Appendices.....................................................  Tab G

   1.  Comparable Company Analysis - Detailed Schedules

   2.  Mergers and Acquisition Analysis - Detailed Schedules


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.

Methodology                                                         [KLLM logo]
--------------------------------------------------------------------------------

In conducting our analysis, Morgan Keegan:

 . Participated in discussions with various members of management and representatives of KLLM Transport Services, Inc. ("KLLM" or the "Company") concerning KLLM's historical and current operations, financial condition and prospects and strategic objectives.

 . Reviewed historical financial and operating data that was furnished to us by KLLM relating to its business.

 . Reviewed internal financial analyses, financial and operating forecasts, reports and other information prepared by officers and representatives of KLLM. Projected financial information presented in this report was provided by management of the Company and is represented as management's opinion of the Company's performance.

 . Reviewed certain publicly available information with respect to certain other companies in lines of business that we believe to be generally comparable to those of the Company, including the trading markets for such other companies' securities.

 . Reviewed certain publicly available information concerning the financial terms of certain other transactions that we deemed relevant to our inquiry.

 .  Analyzed the value of projected cash flows of the Company.

 . Reviewed the financial terms of the draft Plan and Agreement of Merger among High Road Acquisition Corp., High Road Acquisition Subsidiary Corp. and KLLM Transport Services, Inc.

 . Undertook such other studies, analyses and investigations, and considered such other information, as we deemed relevant.


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 1

Transaction Overview                                                 [KLLM logo]
--------------------------------------------------------------------------------

In August 1999, the Company engaged Morgan Keegan & Company to act as its financial advisor to consider strategic alternatives, including a potential sale of the Company, with a view to enhance stockholder value. The Board authorized Morgan Keegan to solicit potential bids to acquire the Company and prepare a memorandum containing certain confidential information about the company. On behalf of the Company, Morgan Keegan contacted 20 to 25 potential bidders, including Prime, Inc. and its principal, Mr. Robert Low. Of the 20 to 25 parties contacted, nine entered into confidentiality agreements with the Company and were furnished copies of the memorandum. None of the nine companies submitted an offer to buy the Company. Mr. Low declined to execute a confidentiality agreement at that time and did not receive a copy of the memorandum. Morgan Keegan attempted several times thereafter to get Mr. Low to begin negotiations regarding acquiring the Company.

In a series of open market purchases between September 1999 and December 1999, Robert Low or his affiliates acquired beneficial ownership of 289,600 shares of the Company's common stock, representing approximately 7.1% of the Company's outstanding common stock. On February 10, 2000, Mr. Low purchased an additional 250,000 shares from an institutional investor in an open market transaction facilitated by a third party broker dealer, bringing Mr. Low's total stock ownership to 539,600 shares, representing approximately 13.2% of the Company's outstanding shares of common stock. On February 14, 2000, Mr. Low met with Jack Liles, Chairman of the Board, President, and Chief Executive Officer of the Company, to discuss, in general terms, the possible acquisition of the Company by Mr. Low. At the meeting, Mr. Liles indicated that he would not sell the Company for less than book value, or approximately $12 per share, a 100% premium over the then current trading price of the Company's stock. On March 16, 2000, Mr. Low indicated in a Schedule 13D filing that he was interested in acquiring the company for $7.60 per share, representing a 25% premium over the then current trading price of the Company's stock.

At a board meeting on March 20, 2000, Mr. Liles indicated his interest in making a competing bid for the Company. On March 23, 2000, the Company's board of directors considered the price per share indicated in Mr. Low's offer and concluded that the price was inadequate in light of Mr. Liles' intent to present a competing offer to purchase the Company. On the same day, the Company's board established a special committee to review future offers presented to the Company. On April 12, 2000, Mr. Low commenced an all cash tender offer for the Company's stock at $7.75 a share. On April 19, 2000, Mr. Liles submitted a bid of $8.25 per share. The Special Committee established a deadline of May 5, 2000 for both Mr. Liles and Mr. Low to submit a proposed definitive merger agreement setting forth their highest and best price they were willing to pay along with any conditions to their offer. On May 5, 2000, both Mr. Liles and Mr. Low submitted proposed merger agreements providing for a purchase price of $8.25 per share. Between May 5, 2000 and May 8, 2000 the Special Committee received a series of bids and counter-bids from Mr. Low and Mr. Liles. On May 8, 2000, the Special Committee accepted an offer of $9.25 per share from Mr. Low after Mr. Liles stopped his bidding at $9.00 per share. On May 15, 2000, Mr. Low sent a letter to Morgan Keegan lowering his bid to $8.75 per share. As a result, another round of negotiations commenced with Mr. Low and Mr. Liles. On May 18, 2000 Mr. Liles submitted an unconditional offer of $8.80 per share; however, he rescinded this offer the following day. As a result, Mr. Low lowered his offer to $7.75 per share. After further negotiations, Mr. Low increased his offer to $7.80. Finally, Mr. Liles presented an unconditional offer at $8.05, which was accepted by the Board and set forth in a definitive merger agreement.


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 2

Transaction Overview                                                 [KLLM logo]
--------------------------------------------------------------------------------

At $8.05 per share, the transaction represents an enterprise value of $80.0 million calculated as follows:

         Value of Equity:    4,101,468 x $8.05 =   $33.0 million

         Net Debt as of March 31, 2000:            $47.0 million


This equates to enterprise value multiples of:

         .33x revenues for the last twelve months ended March 31, 2000

         4.0x earnings before interest, depreciation and taxes ("EBITDA") for the last twelve months ended March 31, 2000

         60.7x earnings before interest and taxes ("EBIT") for the last twelve months ended March 31, 2000


This equates to equity value multiples of:

         Non-meaningful multiple of net income for last twelve months due to net loss

         .66x book value as of March 31, 2000


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 3

Company Overview                                                     [KLLM Logo]
--------------------------------------------------------------------------------

 . The Company is a truckload carrier that specializes in temperature-controlled transportation services for major shippers in the food industry. In addition, the Company operates Vernon Sawyer, a dry van division that represented less than 20% of consolidated sales for the year ended December 31, 1999.

 . The Company operates nationwide from its strategically located headquarters in Richland, Mississippi and terminals in Atlanta, Georgia; Bastrop, Louisiana; Fontana, California; Portage, Indiana; and Carlisle, Pennsylvania.

 . The Company has established carrier relationships with Fresh Express, Pillsbury, Proctor & Gamble, Kraft, Kroger Company, and other major customers.

 .  As of December 31, 1999, the Company operated 1,682 tractors, including 1,422
   Company-operated tractors and 260 owner-operated tractors, and 2,741 trailers.


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 4

Valuation Methods                                                   [KLLM logo]
--------------------------------------------------------------------------------

                             Financial Highlights

Revenues Fiscal 1995-2001P
($ in thousands)

(graphic appears here)

Year                    Revenue
----                    -------

1995                    $239,685
1996                     246,222
1997                     240,766
1998                     228,988
1999                     234,595
2000P                    244,941
2001P                    251,065

EBIT and Operating Ratio Fiscal 1995 - 2001P
($ in thousands)

(graphic appears here)

Year            EBIT          Operating Ratio
----            ----          ---------------

1995          $6,513                97.3%
1996           6,702                97.3
1997             144                99.9
1998           5,642                97.5
1999           2,470                98.9
2000P          6,155                97.5
2001P          7,908                96.9

Shares and EPS Fiscal 1995 - 2001P
(Shares in thousands)

(graphic appears here)

Year          Shares          EPS
----          ------          ---

1995          4,479         $ 0.12
1996          4,372           0.18
1997          4,358          (3.38)
1998          4,341           0.42
1999          4,117          (0.19)
2000P         4,101           0.35
2001P         4,100           0.55

EBITDA and EBITDA Margin Fiscal 1995 - 2001P
($ in thousands)

(graphic appears here)

Year        EBITDA      EBITDA Margin
----        ------      -------------

1995       $20,568         11.9%
1996        28,757         11.7
1997        21,576          9.0
1998        23,912         10.4
1999        20,773          8.9
2000P       25,750         10.5
2001P       27,993         11.1

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 5

Valuation Methods                                                   [KLLM logo]
--------------------------------------------------------------------------------

KLLM Transport Services, Inc.
Balance Sheet as of March 31, 2000
(Dollars in Thousands)

Current Assets                                                          Liabilities and Stockholder's Equity

  Cash                                               $   1,618          Current Liabilities
  Receivables, net                                      23,677            Notes payable to banks                        $  2,569
  Inventories - at cost                                    715            Accounts payable and accrued expenses           17,722
  Prepaid expenses and other                             5,611            Accrued claims expense                          11,733
  Deferred income taxes                                  5,101                                                          ---------
                                                     ----------
    Total current assets                                36,722              Total current liabilities                     32,024

Property and Equipment                                 155,028          Deferred income taxes payable                     13,283
  Less accumulated depreciation and amortization       (50,464)         Long term debt                                    46,000
                                                     ----------         Total stockholders' equity                        49,979
  Property and equipment, net                          104,564
    Total assets                                     $ 141,286              Total liabilities and stockholder' equity   $141,286
                                                     ==========                                                         =========

Balance Sheet Highlights
------------------------

 . Net debt (interest-bearing debt less cash) as of March 31, 2000 was $46,951 . At March 31, 2000, there were 4,101,468 shares of common stock outstanding . Net book value per share: $12.19


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 6

Valuation Methods                                                   [KLLM logo]
--------------------------------------------------------------------------------

KLLM Transport Services, Inc.
Historical Income Statements
For Year Ended December 31
(Dollar in thousands except per share data)

                                                                 -----------------      ------------------      ------------------
                                                                       1995                    1996                     1997
                                                                 -----------------      ------------------      ------------------
Revenue from trucking operations                                 $239,685   100.0%      $246,222    100.0%      $240,766    100.0%

Operating Expenses
   Salaries, Wages and benefits                                    69,706    29.1         71,318     29.0         75,748     31.5
   Operating supplies and expenses                                 66,414    27.7         69,859     28.4         62,828     26.1
   Insurance claims, taxes and licenses                            11,773     4.9         14,227      5.8         17,751      7.4
   Depreciation and amortization                                   23,017     9.6         21,872      8.9         21,432      8.9
   Purchased transportation and equipment rent                     53,370    22.3         54,272     22.0         51,692     21.5
   Other                                                           10,481     4.4          9,629      3.9         10,986      4.6
   (Gain) loss on sale of revenue equipment                        (1,589)   (0.7)        (1,657)    (0.7)           185      0.1
                                                                 -----------------      ------------------      ------------------
        Total operating expenses                                  233,172    97.3        239,520     97.3        240,622     99.9
                                                                 -----------------      ------------------      ------------------
Operating income (loss) from continued operations                   6,513     2.7          6,702      2.7            144      0.1
Non-Recurring Items and discontinued operations
   Operating revenues from discontinued operations                                        10,466      4.3          3,319      1.4
   Discontinued operations expenses                                                      (10,818)    (4.4)        (4,228)    (1.8)
   Impairment of long lived assets*                                                                              (15,754)    (6.5)
   Restructuring charge                                                                                           (1,906)    (0.8)
                                                                 -----------------      ------------------      ------------------
        Subtotal                                                        0     0.0           (352)    (0.1)       (18,569)    (7.7)
                                                                 -----------------      ------------------      ------------------
Operating income (loss) after non-recurring items                   6,513     2.7          6,350                 (18,425)    (7.7)

Other (income) expenses
   Gain on sale of property
   Interest and other income                                           32     0.0             59      0.0             68      0.0
   Interest and other expense                                      (5,554)   (2.3)        (4,783)    (2.0)        (4,363)    (1.8)
                                                                 -----------------      ------------------      ------------------
        Subtotal                                                   (5,522)   (2.3)        (4,724)    (1.9)        (4,295)    (1.8)
                                                                 -----------------      ------------------      ------------------
Earnings (loss) from operations before taxes                          991     0.4          1,626      0.7        (22,720)    (9.4)
   Income tax expense (benefit)                                       473     0.2            721      0.3         (8,000)    (3.3)
                                                                 -----------------      ------------------      ------------------
Net Income (loss) from continuing operations before taxes        $    518     0.2       $    905      0.4 %     $(14,720)    (6.1)
                                                                 -----------------      ------------------      ------------------
   After tax loss from non-recurring items                       $ (1,065)   (0.4)      $   (139)    (0.1)

Net earnings (loss)                                              $   (547)   (0.2)      $    766      0.3 %     $(14,720)    (6.1)
                                                                 =================      ==================      ==================
Diluted Earnings per Share                                       $  (0.12)              $   0.18                $  (3.38)
Diluted Shares Outstanding                                          4,479                  4,372                   4,358
-----------------------------------------------------------------------------------------------------------------------------------
Operating Income                                                 $  6,513     2.7 %     $  6,702      2.7 %     $    144      0.1 %
Depreciation and Amortization                                      22,055     9.2         22,055      9.0         21,432      8.9
                                                                 -----------------      ------------------      ------------------
EBITDA                                                           $ 28,568    11.9 %     $ 28,757     11.7 %     $ 21,576      9.0 %
------------------------------------------------------------------------------------------------------------------------------------





                                                                 -----------------      ------------------      ------------------
                                                                        1998                   1999                  LTM 3/DD
                                                                 -----------------      ------------------      ------------------
Revenue from trucking operations                                 $228,988   100.0 %     $234,595    100.0 %     $ 236,857   100.0 %
Operating Expenses
   Salaries, Wages and benefits                                    73,143    31.9         83,655     35.7       $  85,146    35.9
   Operating supplies and expenses                                 56,938    24.9         58,392     24.9          61,165    25.8
   Insurance claims, taxes and licenses                            13,729     6.0         10,585      4.5          10,187     4.3
   Depreciation and amortization                                   18,270     8.0         18,303      7.8          18,821     7.9
   Purchased transportation and equipment rent                     50,840    22.2         51,424     21.9          50,698    21.4
   Other                                                           11,657     5.1         10,797      4.6          10,567     4.5
   (Gain) loss on sale of revenue equipment                        (1,231)   (0.5)        (1,031)    (0.4)      $  (1,044)   (0.4)
                                                                 -----------------      ------------------      ------------------
        Total operating expenses                                  223,346    97.5        232,125     98.9         235,540    99.4
                                                                 -----------------      ------------------      ------------------
Operating income (loss) from continued operations                   5,642     2.5          2,470      1.1           1,317     0.6
Non-Recurring Items and discontinued operations
   Operating revenues from discontinued operations
   Discontinued operations expenses
   Impairment of long lived assets
   Restructuring charge
                                                                 -----------------      ------------------      ------------------
        Subtotal                                                        0     0.0              0      0.0               0     0.0
                                                                 -----------------      ------------------      ------------------
Operating income (loss) after non-recurring items                   5,642     2.5          2,470      1.1           1,317     0.6

Other (income) expenses
   Gain on sale of property                                           858     0.4
   Interest and other income                                           87     0.0             58      0.0             101     0.0
   Interest and other expense                                      (3,551)   (1.6)        (3,403)    (1.5)         (3,543)   (1.5)
                                                                 -----------------      ------------------      ------------------
        Subtotal                                                   (2,606)   (1.1)        (3,345)    (1.4)         (3,442)   (1.5)
                                                                 -----------------      ------------------      ------------------
Earnings (loss) from operations before taxes                        3,036     1.3           (875)    (0.4)         (2,125)   (0.9)
   Income tax expense (benefit)                                     1,200     0.5           (330)    (0.1)           (805)   (0.3)
                                                                ------------------      ------------------      ------------------
Net Income (loss) from continuing operation before taxes        $   1,836     0.8 %     $   (545)    (0.2) %    $  (1,320)   (0.6)
                                                                ------------------      ------------------      ------------------
   After tax loss from non-recurring items                                              $   (247)    (0.1) %         (247)   (0.1)

Net earnings (loss)                                             $   1,836     0.8 %     $   (792)    (0.3)      $  (1,567)   (0.7)
                                                                ==================      ==================      ==================

Diluted Earrings per Share                                      $    0.42               $  (0.19)               $   (0.38)
Diluted Shares Outstanding                                          4,341                  4,117                    4,101
-----------------------------------------------------------------------------------------------------------------------------------
Operating Income                                                $   5,642     2.5 %     $  2,470      1.1 %     $   1,317     0.6 %
Depreciation and Amortization                                      18,270     8.0         18,303      7.8          18,821     7.9
                                                                ------------------      ------------------      ------------------
EBITDA                                                          $  23,912    10.4 %     $ 20,773      8.9 %     $  20,138     8.5 %
-----------------------------------------------------------------------------------------------------------------------------------
* Impairment of long lived assets has been reclassified from an operating expense to a non-recurring item.

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 7

Valuation Methods                                                    [KLLM logo]
--------------------------------------------------------------------------------

KLLM Transport Services, Inc
Historical Income Statements
(Dollars in thousands except per share data)

                                                                Quarter Ended         Quarter Ended
                                                              ------------------    ------------------
                                                                  03/31/2000            04/02/1999
                                                              ------------------    ------------------
Revenue from trucking operations                              $ 57,593   100.0 %    $ 55,331   100.0 %

Operating Expenses
   Salaries, Wages and Benefits                                 20,833    36.2        19,342    35.0
   Operating supplies and expenses                              15,919    27.6        13,146    23.8
   Insurance claims, taxes and licenses                          2,745     4.8         3,143     5.7
   Depreciation and amortization                                 4,885     8.5         4,367     7.9
   Purchased transportation and equipment rent                  11,625    20.2        12,351    22.3
   Other                                                         2,449     4.3         2,679     4.8
   (Gain) loss on sale of revenue equipment                       (130)   (0.2)         (117)   (0.2)
                                                              ------------------    ------------------
        Total operating expenses                                58,326   101.3        54,911    99.2
                                                              ------------------    ------------------
Operating income (loss) from continued operations                 (733)   (1.3)          420     0.8
Other (income) expenses
   Interest and other income                                        51                     8
   Interest and other expense                                     (943)   (1.6)         (803)   (1.5)
                                                              ------------------    ------------------
        Subtotal                                                  (892)   (1.5)         (795)   (1.4)
                                                              ------------------    ------------------
Earnings (loss) from operations before taxes                    (1,625)   (2.8)         (375)   (0.7)
   Income tax expense (benefit)                                   (625)   (1.1)         (150)   (0.3)
                                                              ------------------    ------------------
Net Income (loss) from continuing operations before taxes     $ (1,000)   (1.7)      $  (225)   (0.4)
                                                              ------------------     -----------------
      After tax loss from non-recurring items
Net earnings (loss)                                           $ (1,000)   (1.7)      $  (225)   (0.4)
                                                              ==================     =================
Diluted Earnings per Share                                    $  (0.24)              $ (0.05)
Diluted Shares Outstanding                                       4,101                 4,373
-------------------------------------------------------------------------------------------------------
Operating Income                                              $   (733)   (1.3) %    $   420     0.8 %
Depreciation and Amortization                                    4,885     8.5         4,367     7.9
                                                              -----------------      ----------------
EBITDA                                                        $  4,152     7.2  %    $ 4,787     8.7 %
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 8

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------



  Historical Income Statement Highlights
  --------------------------------------

  . Revenues decreased at a average compound annual rate of .2% between 1995 and 1999. During that period, the largest increase in revenue was 2.7% in 1996 and the largest decrease in revenue was 4.9% in 1998. For 1999, revenue increased by 2.4% from the previous year.

  . From 1995 to 1997, KLLM's operating ratio ranged between 97.3% and 99.9%. During 1999 the operating ratio increased from 97.5% to 98.9%. For the quarter ended March 31, 2000, the operating ratio was 101.3%.

  . Depreciation and amortization expense was 7.8% of revenue in 1999, while in 1995 it was 9.6% of revenues. Depreciation and amortization did not change significantly as a percent of revenue during 1999 compared to the prior year.

  . From 1995 to 1999, operating income from continued operations or earnings before interest and taxes ("EBIT") ranged from a high of $6.7 million in 1996 to a low of $144,000 in 1997. For 1999, operating income was approximately $2.5 million. For the last twelve months ended March 31, 2000, operating income was $1.3 million.

  . Earnings before interest, taxes and depreciation and amortization ("EBITDA") decreased at an average compound annual rate of 7.8% from $28.8 million in 1995 to $20.8 million in 1999. For the last twelve months ended March 31, 2000, EBITDA was $20.1 million.

  . The Company has shown a profit in only two of the last five years. The cumulative net loss for the last five years was $13.5 million. The net loss and loss per share was $792,000 and $.19, respectively, in 1999. For the quarter ended March 31, 1999 the net loss and loss per share were $1.0 million and $.24, respectively.


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 9

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------


KLLM Transport Services, Inc.
Projected Income Statements
Fiscal Year Ended December 31
(Dollars in thousands except per share data)

                                      -----------------   -----------------   -----------------  -----------------  ----------------
                                           2000P               2001P               2002P              2003P              2004P
                                      -----------------   -----------------   -----------------  -----------------  ----------------
Revenues                              $244,941  100.0 %   251,065   100.0 %   261,108   100.0 %   271,552  100.0 %  282,414  100.0 %

Operating Expenses
   Salaries, wages and benefits         85,565   34.9      87,245    34.7      90,605    34.7      93,550   34.5     96,868   34.3
   Operating supplies and expenses      60,286   24.6      60,256    24.0      62,666    24.0      64,901   23.9     67,497   23.9
   Insurance, taxes and licenses        10,223    4.2      10,545     4.2      10,967     4.2      11,406    4.2     11,862    4.2
   Depreciation and amortization        19,595    8.0      20,085     8.0      20,888     8.0      21,724    8.0     22,592    8.0
   Purchased transportation             52,772   21.5      54,481    21.7      56,660    21.7      58,926   21.7     61,283   21.7
   Other                                10,345    4.2      10,545     4.2      10,967     4.2      11,406    4.2     11,862    4.2
                                      --------  -----    --------   -----    --------   -----    --------  -----   --------  -----
     Total operating expenses          238,786   97.5     243,157    96.9     252,753    96.8     261,912   96.5    271,965   96.3
                                      --------  -----    --------   -----    --------   -----    --------  -----   --------  -----
   Operating income                      6,155    2.5       7,908     3.1       8,355     3.2       9,640    3.5     10,449    3.7

Other expenses                             (40)  (0.0)        (50)   (0.0)        (52)   (0.0)        (54)  (0.0)       (56)  (0.0)
Interest expense                         3,800    1.6       4,200     1.7       4,439     1.7       4,616    1.7      4,801    1.7
                                      --------  -----    --------   -----    --------   -----    --------  -----   --------  -----
     Total Other (Income) Expense        3,760    1.5       4,150     1.7       4,387     1.7       4,562    1.7      4,745    1.7
                                      --------  -----    --------   -----    --------   -----    --------  -----   --------  -----
Income Before Provision for Taxes        2,395    1.0       3,758     1.5       3,968     1.5       5,078    1.9      5,705    2.0

Provision for Income Taxes                 958    0.4       1,503     0.6       1,587     0.6       2,031    0.7      2,282    0.8
                                      --------  -----    --------   -----    --------   -----    --------  -----   --------  -----
   Net Income                         $  1,437    0.6 %  $  2,255     0.9 %  $  2,381     0.9 %  $  3,047    1.1 % $  3,423    1.2 %
                                      ========  =====    ========   =====    ========   =====    ========  =====   ========  =====
Diluted Earnings per Share            $   0.35           $   0.55            $   0.58            $   0.74          $   0.83

Diluted Shares Outstanding               4,100              4,100               4,100               4,100             4,100


------------------------------------------------------------------------------------------------------------------------------------
Operating Income                      $  6,155    2.5 %  $  7,908     3.1 %  $  8,355     3.2 %  $  9,640    3.5 % $ 10,449    3.7 %
Depreciation and Amortization           19,595    8.0      20,085     8.0      20,888     8.0      21,724    8.0     22,592    8.0
                                      --------  -----    --------   -----    --------   -----    --------  -----   --------  -----
EBITDA                                $ 25,750   10.5 %  $ 27,993    11.1 %  $ 29,243    11.2 %  $ 31,363   11.5 % $ 33,042   11.7 %
                                      ========  =====    ========   =====    ========   =====    ========  =====   ========  =====
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 10

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------


Projected Income Statement Highlights
-------------------------------------

   . Revenue is projected to increase from $234.6 million to $282.4 million from 1999 to 2004, which represents a compound annual growth rate of 3.8%.

   . EBIT is projected to increase from $2.5 million to $10.4 million from 1999 to 2004, which represents a compound annual growth rate of 33.4%.

   . EBITDA is projected to increase from $20.8 million to $33.0 million from 1999 to 2004, which represents a compound annual growth rate of 9.7%.

   . Earnings per share is projected to increase from ($.19) to $.83 from 1999 to 2004.



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 11

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------


Comparable Company Analysis
---------------------------



Overview

 . Analyzed a group of publicly traded companies similar to the Company based on a variety of criteria.

 . Compared the Company's financial performance with the performance of the group of comparable companies.

 . Derived industry multiples by analyzing the specific comparable company multiples.

 . Applied the industry multiples to the Company's results for the last twelve months ended March 31, 2000 to derive an implied range of equity value and price per share.

 .  Due to KLLM's low EBIT and net loss for the last twelve months ended March
   31, 2000, valuations based on these financial measures indicate a negative equity value. As an alternative, 2000 projections were used to derive an implied range of equity and price per share in the future. These derived future values were then discounted to the present value using the Company's cost of equity capital.




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 12

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------



 . Comparable Company Analysis - Summary
  -------------------------------------

  (Detailed analysis is included as an appendix)

------------------------------------------------------------------------------------------------------------------------------------
Comparable Company analysis
------------------------------------------------------------------------------------------------------------------------------------
                                           Based on LTM (3/31) Results                         Based on 2000P  Results
                                     ---------------------------------------  -----------------------------------------------------
                           Applicable           Enterprise   Equity    Share             Enterprise   Equity   Share   Discounted(1)
                           Multiples    LTM       Value      Value     Value    2000P      Value      Value    Value     Price/Shr
                                     ---------------------------------------  -----------------------------------------------------
Temperature-Controlled
  Carriers
   Revenues                  0.2 x   $236,857    $47,371    $   420   $ 0.10   $244,941    $ 48,988  $ 2,037   $ 0.50    $ 0.42
   EBITDA                    3.3 x   $ 20,138    $66,455    $19,504   $ 4.76   $ 25,750    $ 84,975  $38,024   $ 9.27    $ 7.82
   EBIT                      7.3 x   $  1,317    $ 9,614      NM        NM     $  6,155    $ 44,932      NM      NM        NM
   Net Income                6.6 x   $ (1,567)     NA         NM        NM     $  1,437        NA    $ 9,484   $ 2.31    $ 1.95
   Tangible Book Value       0.6 x   $ 49,979      NA       $30,987   $ 7.56   $ 52,404        NA    $32,490   $ 7.92    $ 6.68
Dry Van and Flatbed
  Carriers
   EBITDA                    4.5 x   $ 20,138    $90,621    $43,670   $10.65   $ 25,750    $115,875  $68,924   $16.81    $14.17
   EBIT                      8.6 x   $  1,317    $11,326      NM        NM     $  6,155    $ 52,933  $ 5,982   $ 1.46    $ 1.23
   Net Income               10.0 x   $ (1,567)     NA         NM        NM     $  1,437        NA    $14,370   $ 3.50    $ 2.95
   Tangible Book Value       1.3 x   $ 49,979      NA       $64,973   $15.84   $ 52,404        NA    $68,125   $16.61    $14.01
-----------------------------------------------------------------------------------------------------------------------------------
(1) Discounted at the Company's cost of equity of 18.6%. For calculation, refer to discounted cash flow analysis.


Net Debt                   $46,951
Shares Outstanding           4,101

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 13

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------

Comparable Company Analysis
---------------------------



Conclusion

 . Morgan Keegan determined the market value and the adjusted market value of each comparable company and calculated trading multiples based on revenue, EBITDA, EBIT and tangible book value.

 . Trading multiples of the comparable company group as a whole were deemed more meaningful than multiples of any particular company.

 . Valuations based on multiples of EBITDA for temperature-controlled carriers and multiples of revenues for dry van carriers produced implied valuations well in excess of the other methods and were not relied on in valuing the Company for the following reasons. EBITDA multiples for the temperature-controlled comp group deviated significantly. In addition, this comp group was relatively small as it contained only three companies. As an alternative, EBIT and EBITDA multiples for Marten Transport, the most profitable company in the temperature-controlled comp group, were used. The median revenue multiple for dry van carriers was not relied on due to the relative difference in profitability between KLLM and most dry van carriers. Therefore, making the aforementioned adjustments, the analysis produced an implied value range of between $.10 and $7.82 per share based on the multiples of the comparable temperature-controlled carriers group and between $1.23 and $15.84 per share based on the multiples of the comparable dry van carriers group.


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 14

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------


Mergers and Acquisitions Analysis
---------------------------------


Overview

 .  Searched databases and news articles for acquisitions of trucking companies.

 .  Selected those transactions with available financial information.

 . Derived valuation multiples by comparing the prices paid in these transactions to the Company's financial information for the last twelve months ended March 31, 2000 to derive an implied range of equity value and price per share.

 .  Due to KLLM's low EBIT and net loss for the last twelve months ended March
   31, 2000, valuations based on these financial measures indicated a negative equity value. Alternatively, 2000 projections were used to derive an implied range of equity and price per share in the future. These derived future values were then discounted to the present value using the Company's cost of equity capital.

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 15

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------


Mergers & Acquisitions Analysis - Summary
-----------------------------------------

(Detailed analysis is included as an appendix)

------------------------------------------------------------------------------------------------------------------------------------
Mergers & Acquisitions Analysis
------------------------------------------------------------------------------------------------------------------------------------
                                       Based on LTM (3/31) Results                   Based on 2000P  Results
                               -----------------------------------------  ----------------------------------------------------
                       Median               Enterprise   Equity    Share             Enterprise   Equity   Share  Discounted(1)
                     Multiples    LTM         Value      Value     Value    2000P      Value      Value    Value    Price/Shr
                               -----------------------------------------  ----------------------------------------------------
   Revenues            0.4 x   $236,857     $ 94,743    $47,792   $11.65   $244,941   $ 97,976    $51,025   $12.44   $10.49
   EBITDA              5.0 x   $ 20,138     $100,690    $53,739   $13.10   $ 25,750   $128,750    $81,799   $19.95   $16.82
   EBIT               11.2 x   $  1,317     $ 14,750      NM        NM     $  6,155   $ 68,936    $21,985   $ 5.36   $ 4.52
   Net Income         13.0 x   $ (1,567)       NA         NM        NM     $  1,437       NA      $18,681   $ 4.56   $ 3.84
-----------------------------------------------------------------------------------------------------------------------------------
(1) Discounted at the Company's cost of equity of 18.6%. For calculation, refer to discounted cash flow analysis.


Net Debt                   $46,951
Shares Outstanding           4,101


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 16

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------



Mergers and Acquisitions Analysis
----------------------------------



Conclusion

 .  Transaction multiples vary for the following reasons:

   .  Differences in pre-transaction operating performance

   . Other hidden or intangible assets not apparent in historical operating performance

   .  Other deal specific factors

 . The analysis resulted in an implied range of $3.84 to $16.82 per share based on the median multiples from the comparable mergers and acquisitions transactions.


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 17

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------


Discounted Cash Flow Analysis
-----------------------------


Overview

 .  Relies on projections of future cash flows provided by the Company.

 . Terminal value is calculated by applying a terminal multiple to the Company's unlevered free cash flow in 2004.

 . Annual cash flows and the terminal value are discounted at various weighted average cost of capital (WACC) rates.

 .  Considers a range of terminal multiples and weighted average cost of capital
   (WACC) rates.

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 18

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------


  KLLM Transport Services, Inc.
  Discounted Cash Flow Analysis
  (Dollars in Thousands)



                                                                      For the Year Ended December 31,
                                                       ------------------------------------------------------------
                                                         2000P       2001P        2002P        2003P        2004P     Terminal
                                                       --------     --------     --------     --------     --------   --------
Revenue                                                $244,941     $251,065     $261,108     $271,552     $282,414

Operating Expense:
  Operating Expenses Excluding Depreciation             219,191      223,072      231,865      240,188      249,373
  Depreciation & Amortization                            19,595       20,085       20,888       21,724       22,592
                                                       --------     --------     --------     --------     --------
     Total Operating Exp.                               238,786      243,157      252,753      261,912      271,965
                                                       --------     --------     --------     --------     --------
        EBIT                                              6,155        7,908        8,355        9,640       10,449

Income Taxes(1)                                           2,462        3,163        3,342        3,856        4,180
                                                       --------     --------     --------     --------     --------
     After-Tax EBIT                                    $  3,693     $  4,745     $  5,013     $  5,784     $  6,270

Capital Expenditures                                    (18,615)     (19,081)     (19,844)     (20,638)     (21,462)
Depreciation & Amortization                              19,595       20,085       20,888       21,724       22,592
Increase in Working Capital                                (310)        (184)        (301)        (313)        (326)
                                                       --------     --------     --------     --------     --------
     Unlevered Free Cash Flow                          $  4,363     $  5,565     $  5,756     $  6,557     $  7,074   $42,443

Discount Period                                            0.64         1.64         2.64         3.64         4.64      4.64
Discount Factor                                            1.08         1.20         1.35         1.51         1.70      1.70
PV of Cash Flow                                        $  4,058     $  4,619     $  4,263     $  4,334     $  4,172   $25,034


           ----------------------------------------------                 ----------------------------------------
           Weighted Avg. Cost of Capital           12.06%                  PV of Cash Flows              $ 46,480
           Terminal Multiple                        6.00                   Less Net Debt                  -46,951
           ----------------------------------------------                                               ---------
                                                                           Equity Value                 $    (471)
                                                                                                        =========
                                                                           ---------------------------------------

Notes:
------
(1) Taxes computed using a 40% tax rate.

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 19

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------

   KLLM Transport Services, Inc.
   Weighted Average Cost of Capital Calculation ("WACC")


         Cost of Equity:                                         18.6%
              Risk free rate:                                    6.85%         5 year Treasury
              Market risk premium                                8.10%         Per Ibbotson Association 2000 Yearbook
              Size premium                                       3.60%         Per Ibbotson Association 2000 Yearbook - expected
                                                                                 non-beta small cap premium of 5.1% plus industry
                                                                                 premium of -1.5% for motor freight, transportation
                                                                                 & warehousing.

              Assumed beta                                       1.00          The S&P's beta was used. KLLM's beta as reported by
                                                                                 Bloomberg is currently -47.

         After-tax Cost of Debt:
              KLLM's assumed borrowing rate                      8.50%
              Tax rate                                          40.00%
              After-tax cost of debt                             5.10%

         Net Debt to Total Capital Ratio:
              (as of December 31, 1999)
              Net debt                                        $47,489
              Shareholders' equity                            $50,967
                                                              -------
              Total capital                                   $98,456


              KLLM's net debt to total capital ratio            48.23%

         --------------------------------------------------------------
         WACC                                                   12.06%
         --------------------------------------------------------------

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 20

Valuation Methods                                                    [KLLM Logo]
--------------------------------------------------------------------------------


   KLLM Transport Services, Inc.
   Discounted Cash Flow - Equity Value and Share Price Sensitivity Analysis (Dollars in Thousands)


   Implied Equity Values

                                                                        Unlevered Free Cash Flow Terminal Multiple
                                                         --------------------------------------------------------------------
                                                           5.0            5.5            6.0            6.5            7.0
                        -----------------------------------------------------------------------------------------------------
                        11.06%                           $(3,244)      $(1,069)        $ 1,105        $ 3,280       $ 5,454
              WACC      12.06%                            (4,643)       (2,557)           (471)         1,615         3,701
                        13.06%                            (5,979)       (3,977)         (1,975)            27         2,029
                        14.06%                            (7,255)       (5,333)         (3,411)        (1,490)          432
                        15.06%                            (8,475)       (6,629)         (4,784)        (2,938)       (1,092)
                        -----------------------------------------------------------------------------------------------------

                        Shares Outstanding:                          4,101 (in thousands)


Implied Share Values

                                                                        Unlevered Free Cash Flow Terminal Multiple
                                                         --------------------------------------------------------------------
                                                           5.0            5.5            6.0            6.5            7.0
                        -----------------------------------------------------------------------------------------------------
                        11.06%                           $(0.79)       $(0.26)         $ 0.27         $ 0.80        $ 1.33
              WACC      12.06%                           $(1.13)       $(0.62)         $(0.11)        $ 0.39        $ 0.90
                        13.06%                           $(1.46)       $(0.97)         $(0.48)        $ 0.01        $ 0.49
                        14.06%                           $(1.77)       $(1.30)         $(0.83)        $(0.36)       $ 0.11
                        15.06%                           $(2.07)       $(1.62)         $(1.17)        $(0.72)       $(0.27)
                        -----------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 21

Valuation Methods                                                    [KLLM logo]
--------------------------------------------------------------------------------

Discounted Cash Flow Analysis
-----------------------------


Conclusion

 .  The DCF valuation is dependent upon a number of factors:

   .  The validity of management's projections

   .  Terminal multiple

   .  Discount rate

 . This analysis resulted in an implied range of less than zero to $1.33 per share.


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 22

Valuation Methods                                                    [KLLM logo]
--------------------------------------------------------------------------------

Premium Analysis
----------------


Overview

 . Analyzed the premiums paid for all completed mergers and acquisitions of publicly traded trucking companies since January 1, 1997 with total consideration up to $500 million.

 . Analyzed the premiums paid for all completed non-financial institution and non-technology mergers and acquisitions of publicly traded companies with transaction values between $25 million and $100 million.

 . Analyzed the premiums paid over the target's stock price one day, one week and one month prior to the announcement date. For premium analysis purposes, the announcement date is March 16, which is the date that Mr. Low announced in his 13D filing his intention to acquire the Company for $7.60 per share.

 .  Compared these premiums to the premium offered pursuant to the transaction.

 . Derived an implied price per share based on the median premiums paid in these transactions.



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 23

Valuation Methods                                                    [KLLM logo]
--------------------------------------------------------------------------------

                    Monthly Volume and Closing Price Graph
                  For the Twelve Months Prior to May 1, 2000

                             [GRAPH APPEARS HERE]

                 Month           Volume(1)         Closing Price
                -------         ----------         -------------
                 May 99          50,000               $6.75
                June 99         750,000                5.75
                July 99          25,000                5.94
                 Aug 99         100,000                5.00
                Sept 99          75,000                4.88
                 Oct 99(2)      475,000                4.75
                 Nov 99         250,000                6.16
                 Dec 99         150,000                4.75
                 Jan 00         150,000                5.25
                 Feb 00         900,000(3)             5.50
                 Mar 00         500,000(4)             6.94
                 Apr 00         400,000                8.13
          -------------
          (1) Approximate
          (2) Mr. Low acquired beneficial ownership of 289,600 shares between October 1999 and December 1999
          (3) Mr. Low acquired 250,000 shares in February, 2000
          (4) On March 16, 2000, Mr. Low announced his intent to acquire the Company for $7.60 per share

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 24

Valuation Methods                                                    [KLLM logo]
--------------------------------------------------------------------------------

                        Volume at Various Price Ranges
               For the Twelve Months Prior to Announcement Date

                             [GRAPH APPEARS HERE]

                Price Range                        Volume (1)
                -----------                        ----------
                $4.00 - $4.49                         50,000
                $4.50 - $4.99                        500,000
                $5.00 - $5.49                        400,000
                $5.50 - $5.99                        850,000
                $6.00 - $6.49                        700,000
                $6.50 - $6.99                        700,000
                $7.00 and above                      350,000
                --------
                (1)  Approximate



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 25

Valuation Methods                                                    [KLLM logo]
--------------------------------------------------------------------------------

Premium Analysis
----------------

Premium Analysis of Public Trucking Company Transactions Announced Since 1/1/97 with Total Consideration up to $500 Million

                                                                                                              Premium
                                                                                                   ---------------------------------
                                                                                          Offer     1 day      1 week      4 weeks
  Date        Date                                                             Deal       Price/   prior to    prior to    prior to
Announced   Effective  Target Name                     Acquiror Name         Value (mil)  Share    ann. date   ann. date   ann. date
---------   -----------------------------------   -------------------------  -----------  ------   ---------   ---------   ---------
02/11/1998  06/10/1998 MTL Inc                    Sombrero Acquisition Corp     250.1     40.00      37.931      38.528      56.098
06/01/1998  08/28/1998 PST Vans Inc               USXpress Enterprises Inc       83.9      7.47        32.8      35.818      10.667
06/07/1999  09/30/1999 Jevic Transportation Inc   Yellow Corp                   194.5     14.00      30.233      45.455      51.351

                                                                           --------------------------------------------------------
                                                                           Median                     32.8%       38.5%       51.4%
                                                                           --------------------------------------------------------
                                                                           --------------------------------------------------------
                                                                           KLLM Closing Price       $6.1250      $5.5625    $6.5000
                                                                           --------------------------------------------------------
                                                                           --------------------------------------------------------
                                                                           Implied Share Price      $  8.13      $  7.71    $  9.84
                                                                           --------------------------------------------------------

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 26

Valuation Methods                                                    [KLLM logo]
--------------------------------------------------------------------------------

Premium Analysis
----------------

Premium Analysis of Selected Transactions Announced Since 1/1/99 with Total Consideration between $25 and $100 Million

                                                                                                              Premium
                                                                                                   ---------------------------------
                                                                                          Offer     1 day      1 week      4 weeks
  Date        Date                                                             Deal       Price/   prior to    prior to    prior to
Announced   Effective  Target Name                     Acquiror Name         Value (mil)  Share    ann. date   ann. date   ann. date
---------   ---------  ------------------------   -------------------------  -----------  ------   ---------   ---------   ---------
11/24/1998  03/24/1999 Besicorp Group Inc         BGI Acquisition LLC           111.8     36.97        11.2        11.6         6.4
07/27/1999  12/27/1999 Asahi-America Inc          Asahi Organic Chemical         28.6      9.55        36.4        36.4        23.2
06/18/1999  07/26/1999 Durakon Industries Inc     Littlejohn & Co LLC           101.2     16.00        32.6        29.3        24.9
12/03/1998  04/05/1999 Back Bay Restaurants
                        Group Inc.                SRC Holdings                   38.9     10.25        12.3        13.9        28.1
01/19/1999  03/24/1999 Audits & Surveys
                        Worldwide Inc             United Information Group       43.2      3.24        32.9        36.4        29.6
08/26/1998  01/08/1999 Toastmaster Inc            Salton/Maxim Housewares Inc   101.2      7.00         3.7        21.7        36.6
12/03/1998  01/19/1999 Valley Forge Corp          Key Components LLC             82.9     19.00        49.0        46.2        40.7
02/17/1999  08/27/1999 Doughtie's Foods           Sysco Corp                     25.4     17.00        28.3        23.6        42.4
02/04/1998  03/15/1999 Spice Entertainment
                        Cos Inc                   Playboy Enterprises Intl Inc  108.8      6.25        17.6        17.6        42.8
05/14/1999  09/23/1999 United Foods Inc           Pictsweet LLC                  23.8      3.50        40.0        27.3        43.6
11/09/1999  01/19/2000 Percon Inc                 PSC Inc                        59.5     15.00        11.6        13.2        44.6
01/07/1999  02/24/1999 Defiance Inc               General Chemical Group Inc     57.8      9.50        43.4        43.4        46.2
01/19/1999  04/09/1999 AG Associates Inc          Sieng AG(Ruhrkohle AG)         34.6      5.50        25.7        33.3        49.2
03/15/1999  05/30/1999 Haskel International Inc   Investor Group                 65.4     12.90        42.3        49.6        51.8
03/11/1999  08/26/1999 LAI Worldwide Inc          TMP Worldwide Inc              74.2      9.23        38.0        25.2        53.8
04/26/1999  08/19/1999 Bridgeport Machines Inc    Goldman Industrial Group Inc   57.0     10.00        67.5        77.8        53.8
05/26/1999  08/04/1999 Golden Genesis Co          Kyocera International Inc      40.5      2.33        24.3        28.6        55.3
03/10/1999  07/29/1999 Morgan Products Ltd        Andersen Corp                  41.4      4.00        23.1        45.5        60.0
02/09/1999  07/08/1999 Coffee People Inc
                        (Second Cup)              Diedrich Coffee Inc            31.7      2.92       145.5        94.3        60.8
05/10/1999  07/29/1999 CMC Industries Inc         ACT Manufacturing Inc          60.4      7.59        24.0        42.9        66.4

                                                                           --------------------------------------------------------
                                                                           Median                     30.5%       31.3%       44.1%
                                                                           --------------------------------------------------------
                                                                           --------------------------------------------------------
                                                                           KLLM Closing Price       $6.1250      $5.5625    $6.5000
                                                                           --------------------------------------------------------
                                                                           --------------------------------------------------------
                                                                           Implied Share Price      $  7.99      $  7.30    $  9.37
                                                                           --------------------------------------------------------


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 27

Valuation Methods                                                    [KLLM logo]
--------------------------------------------------------------------------------

Premium Analysis
----------------


Conclusion

 .  The offer price of $8.05 per share represents a premium of:

     54.5% to the average closing price for September 1999 ($5.21), which was the month when Mr. Low started accumulating shares of KLLM in the open market;

     32.8% to the price paid ($6.06) by Mr. Low on February 10, 2000 for 250,000 shares purchased from an institutional investor;

     31.4% to the closing price on March 15, 2000 of $6.125 per share, which was the day before Mr. Low's announced in his 13D filling his intention to acquire the Company for $7.60 per share;

     44.7% to the closing price on March 9, 2000 of $5.5625, which was one week prior to announcement date;

     23.8% to the closing price on February 17, 2000 of $6.50, which was four weeks prior to announcement date.

 . Implied price per share of $8.13, $7.70 and $9.84 for one day, one week and four weeks prior to announcement date, respectively, based on the premiums paid in the trucking transactions.

 . Implied price per share of $7.99, $7.30 and $9.37 for one day, one week and four weeks prior to announcement date, respectively, based on the premiums paid in the selected transactions with consideration between $25 million and $100 million. Technology and financial institutions transactions were excluded from these transactions.



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 28

Summary Valuation                                                    [KLLM logo]
--------------------------------------------------------------------------------

Summary of Indicated Ranges of Value
------------------------------------


The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Morgan Keegan believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Morgan Keegan opinion. No company or transaction used in the analysis performed by Morgan Keegan as a comparison is identical to KLLM or the contemplated transaction. In addition, Morgan Keegan may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumption, so that the range of valuation resulting from any particular analysis described below should not be taken to be Morgan Keegan's view of the actual value of KLLM.

The following table sets forth the indicated ranges of equity value as outlined in the previous analyses.


Valuation Method                                Indicative Value Per Share Range
--------------------------------------------------------------------------------

Comparable Company Analysis/(1)/
  Temperature-Controlled Carriers                      $0.10   --   $ 7.82
  Dry Van Carriers                                     $1.23   --   $15.84

Mergers and Acquisitions Analysis                      $3.84   --   $16.82

Discounted Cash Flow Analysis                        Negative  --   $ 1.33

Premium Analysis
  Trucking Company Transactions                        $7.70   --   $ 9.84
  Other Selected Transactions                          $7.30   --   $ 9.37

(1) Excluding certain multiples for temperature-controlled carriers and day van carriers. Refer to conclusion section of Comparable Company Analysis.




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 29

                                   APPENDICES


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 30

Refrigerated Truckload Carriers
Comparable Company Analysis                        Morgan Keegan & Company, Inc.
(Dollars in Thousands, Except Per Share)

--------------------------------------------------------------------------------

                                       Share            Year                                             Adjusted
    Company's                          Price      -----------------     Shares     Market      Net        Market
 Latest Financials         Ticker   05/25/2000     High      Low       Outst.      Value     Debt(1)     Value(2)
---------------------      ------   ----------   --------  -------     ------     -------    -------     --------
Frozen Food Express         FFEX      2-3/4       8-5/16    2-1/2      16,497     $45,367    $24,887     $ 70,254
         12/31/1999
Marten Transport, Ltd.      MRTN       13-3/8      16       9-1/2       4,249     $56,834    $77,230     $134,064
         03/31/2000
Simon Transportation        SIMN      5-11/16     6-3/4     4           6,287     $35,756    $11,905     $ 47,661
         03/31/2000
KLLM Transport Services     KLLM      6-13/16    10         4           4,101     $27,938    $46,951     $ 74,889
         03/31/2000

                                       Latest Twelve Months*(3)                                 E.P.S.
                          --------------------------------------------------------  --------------------------------
                                                                         Tangible
     Company's                                                  Net         Book               1999 Cal      2000 Cal
 Latest Financials         Revenues     EBITDA      EBIT      Income       Value      LTM      Act.(5)       Est.(4)
----------------------     --------     -------   ---------  --------    --------   -------   --------      --------
Frozen Food Express        $372,149     $ 2,050   $(11,514)  $(9,637)    $83,121    $(0.59)    $(0.07)        $0.22
         12/31/1999
Marten Transport, Ltd.     $230,762     $40,091   $ 18,312   $ 8,659     $60,381    $ 1.98     $ 1.92         $2.08
         03/31/2000
Simon Transportation       $215,899     $ 3,716   $   (856)  $(1,416)    $55,883    $(0.23)    $(0.56)          NA
         03/31/2000
KLLM Transport Services    $236,857     $20,138   $  1,317   $(1,567)    $49,979    $(0.38)    $(0.19)       $0.35
         03/31/2000

*Asche Transportation was not included in the model because it did not file its most recent 10-K due to accounting problems at one of its subsidiaries.
--------------------------------------------------------------------------------
(1) Short-term debt, long-term debt (including capitalized lease obligations), and preferred stock minus cash and marketable securities.
(2) Market value of equity plus net debt.
(3) Income statement data excludes extraordinary items & non-recurring items.
(4) Mean estimates obtained from First Call & Nelson Information, Inc.
(5) Actual calendar year results obtained from First Call.


                                                                Ratios                                         Growth
                                      -----------------------------------------------------------------   ---------------------
                                                                           Net      Return on   Net Debt    Sales    Net Income
        Company                           Oper.     EBITDA      EBIT      Income      Latest    to Total    5-Year     5-Year
         Name                             Ratio     Margin     Margin     Margin      Equity     Capital     CAGR       CAGR
-------------------------------       -----------  ---------  --------   --------  ----------  ----------  --------  -----------
Frozen Food Express                      103.1%       0.6%       NM         NM          NM        23.0%       6.2%       NM

Marten Transport, Ltd.                    92.1%      17.4%      7.9%       3.8%       14.3%       56.1%      12.3%     14.0%

Simon Transportation                     100.4%       1.7%       NM         NM          NM        17.6%      29.1%       NM

-------------------------------
COMBINED:
----------------------------------------------------------------------------------------------------------------------------------
Low                                       92.1%       0.6%      7.9%       3.8%       14.3%       17.6%       6.2%     14.0%

Mean                                      98.5%       6.5%      7.9%       3.8%       14.3%       32.2%      15.9%     14.0%

High                                     103.1%      17.4%      7.9%       3.8%       14.3%       56.1%      29.1%     14.0%

Median                                   100.4%       1.7%      7.9%       3.8%       14.3%       23.0%      12.3%     14.0%
----------------------------------------------------------------------------------------------------------------------------------
KLLM Transport Services                   99.4%       8.5%      0.6%        NM          NM        48.4%       0.5%       NM



                            Multiple of Adj. Market Value                 Multiple of Market Value
                          ---------------------------------  ------------------------------------------------------

     Company                                                   Net         LTM      1999 Cal   2000 Cal      Book
      Name                 Revenues     EBITDA      EBIT      Income       EPS        EPS        EPS         Value
----------------------     --------     -------   ---------  --------    --------   -------   --------      -------
Frozen Food Express         0.19 x       34.3 x      NM x       NM x       NM x       NM x      12.5 x       0.55 x

Marten Transport, Ltd.      0.58 x        3.3 x     7.3 x      6.6 x      6.7 x      7.0 x       6.4 x       0.94 x

Simon Transportation        0.22 x       12.8 x      NM x       NM x       NM x       NM x       NA x        0.64 x

---------------------
COMBINED:
---------------------
Low                          0.2 x        3.3 x     7.3 x       6.6 x     6.7 x      7.0 x       6.4 x       0.55 x

Mean                         0.3         16.8       7.3         6.6       6.7        7.0         9.5         0.71

High                         0.6         34.3       7.3         6.6       6.7        7.0        12.5         0.94

Median                       0.2         12.8       7.3         6.6       6.7        7.0         9.5         0.64
-----------------------------------
KLLM Transport Services     0.32 x        3.7 x      NM x       NM x       NM x       NM x      19.5 x       0.56 x

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 31

Dry Van Truckload Carriers
Comparable Company Analysis                        Morgan Keegan & Company, Inc.
(Dollars in Thousands, Except Per Share)
--------------------------------------------------------------------------------

                                     Shares             Year                                            Adjusted
      Company/                        Price      -----------------     Shares     Market      Net        Market
 Latest Financials         Ticker   05/25/2000     High      Low      Outst.(1)   Value      Debt(2)    Value(3)
---------------------      ------   ----------   --------  -------    ---------   -------   --------   ----------
Cannon Express, Inc.        AB        1-7/8       3-5/8     1-3/8       3,193    $  5,987  $  51,051   $   57,038
         12/31/1999
Covenant Transport, Inc.    CVTI     10-3/8      18-15/16   9-13/16    14,916    $154,758  $ 143,669   $  298,427
         12/31/1999
Heartland Express           HTLD     17-3/8      19-3/8    12-3/8      25,367    $440,744  $(118,134)  $  322,610
         12/31/2000
Intranet, Inc.              INET      1-7/16     3-1/4      1-1/4      13,872    $ 19,941  $  29,284   $   49,225
         12/31/1999
J.B. Hunt                   JBHT     15-11/16   18-1/16    10-1/2      35,639    $559,087  $ 315,033   $  874,120
         12/31/1999
Knight Transportation       KNGT     16-1/8     22         10-3/4      15,278    $246,353  $   7,859   $  254,212
         12/31/2000
LandAir                     LAND      4-1/4      6-1/4      3-1/8       6,004    $ 25,516  $  22,233   $   47,749
         03/31/2000
Landstar System, Inc.       LSTR     51         69-3/4     32-3/4       9,240    $471,220  $  44,770   $  515,990
         03/25/2000
MS Carriers                 MSCA     21-1/16    32-3/4     19-1/2      12,439    $262,000  $ 241,352   $  503,351
         12/31/1999
PAM Transportation          PTSI      9-15/16   12-7/8      8           8,531    $ 84,782  $  74,331   $  159,113
         12/31/1999
Swift Transportation        SWFT     14-11/16   24         11-13/16    64,593    $948,708  $ 112,960   $1,061,668
         03/31/2000
Transit Group, Inc.         TRGP      1-1/16     6-7/8      1-15/16    31,824    $ 33,813  $ 186,159   $  219,972
         12/31/1999
Transport Corp. of America  TCAM      5-3/4     17-3/16     4-3/4       8,319    $ 47,832  $ 140,528   $  188,360
         12/31/1999
U.S. Xpress Enterprises     XPRSA     7-1/2     12-3/4      5-1/8      16,159    $121,195  $ 182,179   $  303,374
         12/31/1999
USA Truck, Inc.             USAK      6-5/8      9-5/8      6-1/8       9,267    $ 61,395  $  73,263   $  134,658
         12/31/1999
Werner Enterprises, Inc.    WERN     13         22-1/4     12-1/4      47,042    $611,546  $ 104,652   $  716,178
         12/31/1999

                                          Latest Twelve Months'(4)                                 E.P.S.
                           ----------------------------------------------------------  --------------------------------
                                                                          Tangible
      Company/                                                   Net        Book                1999 Cal    2000 Cal
 Latest Financials          Revenues      EBITDA      EBIT      Income      Value       LTM      Act.(6)     Est.(5)
---------------------      ----------    --------   ---------  --------   ---------    -------   --------   ---------
Cannon Express, Inc.       $   90,665    $ 10,954   $    858   $  (254)   $ 18,291     $(0.07)        NA          NA
         12/31/1999
Covenant Transport, Inc.   $  472,741    $ 78,348   $ 42,690   $22,277    $141,523     $ 1.48     $ 1.48       $1.56
         12/31/1999
Hartford Express           $  265,097    $ 64,188   $ 47,077   $34,701    $169,972     $ 1.20     $ 1.13       $1.29
         03/31/2000
Intranet, Inc.             $  284,800    $  5,521   $    752   $(2,125)   $ 15,459     $(0.16)        NA          NA
         12/31/1999
J.B. Hunt                  $2,045,073    $227,247   $ 77,430   $31,909    $401,386     $ 0.89     $ 0.89       $1.12
         12/31/1999
Knight Transportation      $  151,490    $ 40,090   $ 25,910   $15,464    $ 84,078     $ 1.02     $ 1.02       $1.21
         12/31/2000
LandAir                    $  133,055    $ 12,576   $ (1,031)  $(2,390)   $ 41,827     $(0.39)    $(0.30)      $0.25
         03/31/2000
Landstar System, Inc.      $1,403,654    $ 96,009   $ 83,900   $46,801    $ 71,777     $ 4.72     $ 4.55       $5.32
         03/25/2000
MS Carriers                $  620,414    $119,194   $ 56,773   $30,587    $235,210     $ 2.39     $ 2.41       $2.55
         12/31/1999
PAM Transportation         $  207,381    $ 43,274   $ 24,455   $11,264    $ 44,454     $ 1.33     $ 1.33       $1.25
         12/31/1999
Swift Transportation       $1,117,812    $167,757   $114,720   $65,383    $385,201     $ 1.00     $ 1.02       $1.06
         03/31/2000
Transit Group, Inc.        $  355,526    $ 26,820   $ 12,964   $ 4,380    $(34,100)    $ 0.15     $ 0.04       $0.20
         12/31/1999
Transport Corp. of America $  285,585    $ 46,786   $ 21,071   $ 8,570    $ 48,647     $ 1.00     $ 1.21       $1.60
         12/31/1999
U.S. Xpress Enterprises    $  708,212    $ 62,791   $ 32,777   $12,124    $ 91,366     $ 0.82     $ 0.77       $0.89
         12/31/1999
USA Truck, Inc.            $  166,363    $ 34,428   $ 15,837   $ 8,642    $ 70,108     $ 0.92     $ 0.92       $0.72
         12/31/1999
Werner Enterprises, Inc.   $1,052,333    $202,156   $102,201   $60,011    $494,772     $ 1.26     $ 1.26       $1.32
         12/31/1999

--------------------------------------------------------------------------------
(1) Shares outstanding includes in-the-money options using the treasury stock method.
(2) Short-term debt, long-term debt (including capitalized lease obligations), and preferred stock minus cash and marketable securities.
(3) Market value of equity plus net debt.
(4) Income statement data excludes extraordinary items & non-recurring items.
(5) Mean estimates obtained from First Call & Nelson Information, Inc.
(6) Actual CY 1999 EPS according to First Call.

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 32

Dry Van Truckload Carriers                        Morgan Keegan & Company, Inc.
Comparable Company Analysis
--------------------------------------------------------------------------------

                                                                Ratios                                         Growth
                                      -----------------------------------------------------------------   ---------------------
                                                                           Net      Return on   Net Debt    Sales    Net Income
        Company                           Oper.     EBITDA      EBIT      Income      Latest    to Total    4-Year     4-Year
         Name                             Ratio     Margin     Margin     Margin      Equity     Capital     CAGR       CAGR
-------------------------------       -----------  ---------  --------   --------  ----------  ----------  --------  -----------
Cannon Express, Inc.                     99.1%       12.1%      0.9%        NM          NM        73.6 %      4.8%         NM
Covenant Transport, Inc.                 91.0%       16.6%      9.0%       4.7%       15.7%       50.4 %     27.2%       24.5%
Heartland Express                        82.2%       24.2%     17.8%      13.1%       20.4%     (227.9)%      8.0%       12.6%
Intrenet, Inc.                           99.7%        1.9%      0.3%        NM          NM        59.5 %      7.3%         NM
J.B. Hunt                                96.2%       11.1%      3.8%       1.6%        7.9%       44.0 %     10.9%         NM
Knight Transportation                    82.9%       26.5%     17.1%      10.2%       18.4%        8.5 %     28.2%       27.8%
Land Air                                100.8%        9.5%       NM         NM          NM        34.7 %     10.7%         NM
Landstar System, Inc.                    94.0%        6.8%      6.0%       3.3%       44.5%       29.9 %      7.1%       16.5%
MS Carriers                              90.8%       19.2%      9.2%       4.9%       13.0%       50.6 %     16.8%       23.5%
PAM Transportation                       88.2%       20.9%     11.8%       5.4%       21.1%       58.2 %     22.7%       22.4%
Swift Transportation                     89.7%       15.0%     10.3%       6.5%       16.7%       22.4 %     23.4%       30.5%
Transit Group, Inc.                      96.4%        7.5%      3.6%       1.2%        5.6%       70.4 %       NM          NM
Transport Corp. of America               92.6%       16.4%      7.4%       3.0%       11.4%       65.2 %     18.6%        7.9%
U.S. Xpress Enterprises                  95.4%        8.9%      4.6%       1.7%        7.5%       53.0 %       NM          NM
USA Truck, Inc.                          90.5%       20.7%      9.5%       5.2%       12.3%       51.1 %     12.9%        9.4%
Werner Enterprises, Inc.                 90.3%       19.2%      9.7%       5.7%       12.1%       17.5 %     16.3%       13.3%

--------------
Combined:
-----------------------------------------------------------------------------------------------------------------------------------
Low                                      82.2%        1.9%      0.3%       1.2%        5.6%     (227.9)%       4.0%        7.9%

Mean                                     92.5%       14.8%      8.1%       5.1%       15.9%       28.8 %     15.3%       18.8%

High                                    100.8%       26.5%     17.8%      13.1%       44.5%       73.6 %     28.2%       30.5%

Median                                   91.8%       15.7%      9.0%       4.9%       13.0%       50.5 %     14.6%       19.5%
------------------------------------------------------------------------------------------------------------------------------------



                                              Multiple of Adj. Market Value                    Multiple of Market Value
                                      -------------------------------------------   --------------------------------------------
        Company                                                            Net        LTM       1999 Cal    2000 Cal    Book
         Name                          Revenues     EBITDA      EBIT     Income       EPS          EPS         EPS      Value
-------------------------------       -----------  ---------  --------   --------  ----------  ----------  ---------  ----------
Cannon Express, Inc.                     0.63x        5.2x       NMx        NMx         NMx         NAx        NAx       0.33x
Covenant Transport, Inc.                 0.63x        3.8x      7.0x       6.9x        7.0x        7.0x       6.7x       1.09x
Heartland Express                        1.22x        5.0x      6.9x      12.7x       14.4x       15.4x      13.5x       2.59x
Intrenet, Inc.                           0.17x        8.9x       NMx        NMx         NMx         NA         NA        1.29x
J.B. Hunt                                0.43x        3.8x     11.3x      17.5x       17.6x       17.6x      14.0x       1.39x
Knight Transportation                    1.68x        6.3x      9.8x      15.9x       15.9x       15.8x      13.3x       2.93x
Land Air                                 0.36x        3.8x       NMx        NMx         NMx         NMx      17.0x       0.61x
Landstar System, Inc.                    0.37x        5.4x      6.2x      10.1x       10.8x       11.2x       9.6x       6.57x
MS Carriers                              0.81x        4.2x      8.9x       8.6x        8.8x        8.7x       8.3x       1.11x
PAM Transportation                       0.77x        3.7x      6.5x       7.5x        7.5x        7.5x       8.0x       1.91x
Swift Transportation                     0.95x        6.3x      9.3x      14.5x       14.7x       14.4x      13.9x       2.46x
Transit Group, Inc.                      0.62x        8.2x     17.0x       7.7x        7.0x       26.6x       5.3x         NMx
Transport Corp. of America               0.66x        4.0x      8.9x       5.6x        5.8x        4.8x       3.6x       0.98x
U.S. Xpress Enterprises                  0.43x        4.8x      9.3x      10.0x        9.2x        9.7x       8.4x       1.33x
USA Truck, Inc.                          0.81x        3.9x      8.5x       7.1x        7.2x        7.2x       9.2x       0.88x
Werner Enterprises, Inc.                 0.68x        3.5x      7.0x      10.2x       10.3x       10.3x       9.8x       1.24x

--------------
Combined:
-----------------------------------------------------------------------------------------------------------------------------------
Low                                       0.2x        3.5x      6.2x       5.6x        5.8x        4.8x       3.6x       0.33x

Mean                                      0.7         5.1       9.0       10.3        10.5        12.0       10.0        1.78

High                                      1.7         8.9      17.0       17.5        17.6        26.6       17.0        6.57

Median                                    0.6x        4.5x      8.9x      10.0x        9.2x       10.3x       9.4x       1.29x
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
NA-Not Available     NM-Not Meaningful     (1) Compound annual growth rates for sales and net income are calculated from 1993-1997.

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 33

Mergers and Acquisitions in the Trucking Industry
(Dollars in Millions)

----------------------------------------------------------------------------------------------------------------------------
                                                                         Trailing 12 Month Financials of Acquired (in $ M M)
                                                             Adjusted    ---------------------------------------------------
  Date     Acquiror                        Market    Net      Market                                        Net      Book
Effective   Target                         Value     Debt      Value         Revenues    EBITDA    EBIT    Income   Value
---------  --------                        ------    -----   --------        --------    ------   ------   ------   ------
 Jan-00    Trimac Transportation
            DSI Transports                 $ 68.3    $11.7    $ 80.0          $149.1              $  3.7

 Nov-99    Covenant Transport, Inc.
            Harold Ives Trucking Co.       $ 22.8    $22.2    $ 45.0          $115.0

 Sep-99    Transit Group
            Fox Midwest Transport Inc.     $  5.0    $ 0.0    $  5.0          $ 38.0

 Jul-99    Yellow Corporation
            Jevic Transportation           $161.0    $39.0    $200.0          $237.0     $ 33.4   $ 17.8   $  9.6   $ 77.9

 Jun-99    Skynet Holdings
            Pony Express Delivery
            Services, Inc.                  $  4.8    $ 6.8    $ 11.6          $138.0     $ (9.4)  $(11.6)  $(13.2)  $(27.4)

 May-99    U.S. Trucking, Inc.
            Prime Cos, Inc.                $  1.9    $ 0.0    $  1.9          $  8.4

 Mar-99    Transit Group Inc.
            Kai Inc.                       $  4.2    $ 0.0    $  4.2          $ 20.0

 Mar-99    Knight Transportation Inc.
            Action Delivery Service Inc.   $  2.0    $ 0.0    $  2.0          $  5.6

 Jan-99    KTI Inc.
            AFA Group                      $ 10.5    $ 5.5    $ 16.0          $ 11.0

 Jan-99    Pam Transportation Services
            Decker Transport Inc.          $ 14.0    $14.0    $ 28.0          $ 48.5     $  3.6   $  0.6   $  0.1   $  6.2

 Jan-99    Transit Group
            Priority Transportation        $  4.8    $ 0.0    $  4.8          $ 23.5

 Jan-99    Transit Group Inc.
            Priority Transportation Inc.   $  4.8    $ 0.0    $  4.8          $ 23.5

 Nov-98    USFreightways Corp.
            Golden Eagle Group             $ 30.2    $ 4.8    $ 35.1          $ 96.7     $  1.4   $  0.7   $  0.4   $ 10.3

 Aug-98    U.S. Xpress Enterprises
            PST Vans                       $ 23.0    $52.7    $ 75.7          $144.9     $ 14.3   $  2.3   $ (2.0)  $  9.5

 May-98    U.S. Xpress Enterprises
            Victory Express, Inc.          $ 51.0    $ 2.0    $ 53.0          $ 62.5     $ 13.4   $  4.7   $  2.8   $ 24.7

 May-98    Celadon Group
            Gerth Transport                                   $ 19.2          $ 35.0

 Dec-97    Boyd Bros. Transportation
            Welborn Transport              $  6.5    $ 3.2    $  9.7          $ 29.5     $  2.2   $  1.3   $  0.7   $  4.0


                                                                   Adjusted Market Value as a               Market Value as a
                                                                           Multiple of:                        Multiple of:
                                                              ---------------------------------------       ------------------
                                                                                                                   Net
                                                              Revenues          EBITDA          EBIT              Income
                                                              --------         -------         ------             ------
Jan-00    Trimac Transportation
           DSI Transports                                       0.5 x             NA             NM                 NA

Nov-99    Covenant Transport, Inc.
           Harold Ives Trucking Co.                             0.4 x             NA             NA                 NA

Sep-99    Transit Group
           Fox Midwest Transport Inc.                           0.1 x             NA             NA                 NA

Jul-99    Yellow Corporation
           Jevic Transportation                                 0.8 x            6.0 x         11.2 x              16.8 x

Jun-99    Skynet Holdings
           Pony Express Delivery
           Services, Inc.                                       0.1 x             NM             NA                 NM

May-99    U.S. Trucking, Inc.
           Prime Cos, Inc.                                      0.2 x             NA             NA                 NA

Mar-99    Transit Group Inc.
           Kai Inc.                                             0.2 x             NA             NA                 NA

Mar-99    Knight Transportation Inc.
           Action Delivery Service Inc.                         0.4 x             NA             NA                 NA

Jan-99    KTI Inc.
           AFA Group                                            1.5 x             NA             NA                 NA

Jan-99    Pam Transportation Services
           Decker Transport Inc.                                0.6 x            7.8 x           NA                 NM

Jan-99    Transit Group
           Priority Transportation                              0.2 x             NA             NA                 NA

Jan-99    Transit Group Inc.
           Priority Transportation Inc.                         0.2 x             NA             NA                 NA

Nov-98    USFreightways Corp.
           Golden Eagle Group                                   0.4 x             NM             NM                 NM

Aug-98    U.S. Xpress Enterprises
           PST Vans                                             0.5 x            5.3 x           NM                 NM

May-98    U.S. Xpress Enterprises
           Victory Express, Inc.                                0.8 x            4.0 x         11.3 x             18.0 x

May-98    Celadon Group
           Gerth Transport                                      0.5 x             NA             NA                 NA

Dec-97    Boyd Bros. Transportation
           Welborn Transport                                    0.3 x            4.5 x          7.5 x              9.6 x


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 34

(Dollars in Millions)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                Trailing 12 Month Financials of Acquired (in $ M M)
                                                                    Adjusted    ---------------------------------------------------
  Date     Acquiror                             Market     Net       Market                                        Net        Book
Effective   Target                              Value      Debt       Value     Revenues    EBITDA      EBIT      Income     Value
---------  --------                             ------     -----    --------    --------    ------     ------     ------     ------
 Oct-097   Investor Group
            JB Hunt Transport Services
            (Flatbed Unit)                                           $ 40.0      $ 75.0

 Oct-97    Covenant Transport, Inc.
            Bud Meyer Truck Lines, Inc.        $  5.2                            $ 45.0

 Sep-97    Transit Group, Inc.
            Carroll Fulmer Group, Inc.         $ 28.1      $ 0.0     $ 28.1      $ 69.3      $ 1.6       $ 0.8      $ 0.2    $  2.3

 Sep-97    Celadon Group, Inc.
            GE Industrial Control Systems                            $  8.0      $ 25.0

 Aug-97    Transit Group, Inc.
            Service Express, Inc. /
            Capital Warehouse                  $  9.9      $ 0.0     $  9.9      $ 21.3      $ 3.7       $ 0.6      $(0.1)   $  2.2

 Jul-97    BT Industries AB
            Raymond Corporation                $246.2      $99.0     $345.2      $345.2      $31.7       $31.2      $15.0    $128.7

 Jul-97    Heartland Express
            A&M Express                        $ 14.0      $17.0     $ 31.0      $ 28.0      $ 5.8       $ 2.4      $ 1.5    $ 10.0

 Jul-97    Ameritruck Distribution Corp.
            Tran-Star, Inc.                    $  2.6      $30.0     $ 32.6      $ 68.5      $ 6.9       $(1.2)     $(2.3)   $  0.1

 May-97    Dynamex, Inc.
            Road Runner Transportation, Inc.   $ 14.1      $ 0.0     $ 14.1      $ 22.7      $ 1.5       $ 0.5      $ 0.1    $  1.9

 May-97    Ameritruck Distribution Corp.
            Monfort Transport./Lynn Transport. $ 15.0      $ 0.0     $ 15.0      $ 88.2      $11.0       $ 5.9      $ 2.4    $  3.6

 May-97    Golder, Thoma, Cressey, Rauner
            Cardinal Freight Carriers          $ 38.0      $ 0.0     $ 38.0      $ 76.1      $ 7.6       $ 1.5      $ 1.0

 May-97    Central Freight
            Viking Freight                     $ 43.0      $ 8.0     $ 51.0

 May-97    Ampace Corp
            Bar J Enterprises                                                    $  4.3

 Apr-97    Fleet Equity Partners
            Roadrunner Freight Systems                                           $ 75.0

 Apr-97    Swift Transportation
            Direct Transit Inc.                $  3.0

 Feb-97    Transit Group
            Rainbow Trucking                                         $  4.5      $ 12.5



                                                        Adjusted Market Value as a                     Market Value as a
                                                               Multiple of:                                Multiple of:
  Date     Acquiror                                                                                           Net
Effective   Target                                      Revenues     EBITDA    EBIT                         Income
---------  --------                                     --------     ------    ----                    ------------------

 Oct-097   Investor Group
            JB Hunt Transport Services
            (Flatbed Unit)                               0.5 x         NA       NA                            NA

 Oct-97    Covenant Transport, Inc.
            Bud Meyer Truck Lines, Inc.                   NA           NA       NA                            NA

 Sep-97    Transit Group, Inc.
            Carroll Fulmer Group, Inc.                   0.4 x         NM       NM                            NM

 Sep-97    Celadon Group, Inc.
            GE Industrial Control Systems                0.3 x         NA       NA                            NA

 Aug-97    Transit Group, Inc.
            Service Express, Inc. /
            Capital Warehouse                            0.5 x       2.7 x      NM                            NM

 Jul-97    BT Industries AB
            Raymond Corporation                          1.1 x      10.9 x    11.1 x                        16.4 x

 Jul-97    Heartland Express
            A&M Express                                  1.1 x       5.3 x    12.9 x                         9.3 x

 Jul-97    Ameritruck Distribution Corp.
            Tran-Star, Inc.                              0.5 x       4.7 x     NM                            NM

 May-97    Dynamex, Inc.
            Road Runner Transportation, Inc.             0.6 x       9.3 x     NM                            NM

 May-97    Ameritruck Distribution Corp.
            Monfort Transport./Lynn Transport.           0.2 x       1.4 x     NM                           6.2 x

 May-97    Golder, Thoma, Cressey, Rauner
            Cardinal Freight Carriers                    0.5 x       5.0 x     NM                          40.0 x

 May-97    Central Freight
            Viking Freight                                NM          NA       NA                           NA

 May-97    Ampace Corp
            Bar J Enterprises                             NA          NA       NA                           NA

 Apr-97    Fleet Equity Partners
            Roadrunner Freight Systems                    NA          NA       NA                           NA

 Apr-97    Swift Transportation
            Direct Transit Inc.                           NA          NA       NA                           NA

 Feb-97    Transit Group
            Rainbow Trucking                             0.4 x        NA       NA                           NA
                                     High               1.5 x      10.9 x    12.9 x                      40.0 x
                                     Low                0.1 x       1.4 x     7.5 x                       6.2 x
                                     Mean               0.5 x       5.6 x    10.8 x                      16.6 x
                                     Median             0.4 x       5.0 x    11.2 x                      13.0 x
    -------------------------------------------------------------------------------------
                                                                                  Page 35